                              EMPLOYMENT AGREEMENT

        This Agreement is made effective as of the ____ day of _____________, 2005 by and among Brooklyn Federal Savings Bank (the "Bank"), a federally chartered stock savings bank, with its principal administrative office at 81 Court Street, Brooklyn, New York 11201, Brooklyn Federal Bancorp, Inc. (the "Company"), a federal mid-tier stock holding company, with its principal administrative office at 81 Court Street, Brooklyn, New York 11201, and ___________________ ("Executive").

        WHEREAS, Executive is currently employed as the President and Chief Executive Officer of the Bank; and

        WHEREAS, the Bank has converted from the mutual to the stock form of organization and has become a wholly-owned subsidiary of the Company, in connection with the Bank's mutual holding company reorganization; and

        WHEREAS, the Bank desires to assure itself of the continued services of Executive pursuant to the terms of this Agreement.

        NOW, THEREFORE, in consideration of the mutual covenants herein contained, and upon the other terms and conditions hereinafter provided, the parties hereby agree as follows:

1.      POSITION AND RESPONSIBILITIES

        During the period of his employment hereunder, Executive agrees to serve as President and Chief Executive Officer of the Bank. During said period, Executive also agrees to serve, if elected, as an officer and director of any subsidiary or affiliate of the Bank.

2.      TERMS AND DUTIES

        (a) The period of Executive's employment under this Agreement shall begin as of the date first above written and shall continue for thirty-six (36) full calendar months thereafter. Commencing on _____________, 200__ and continuing on ______________ of each year thereafter (the "Anniversary Date"), this Agreement shall renew for an additional year such that the remaining term shall be three (3) years unless written notice of non-renewal ("Non-Renewal Notice") is provided to Executive at least thirty (30) days and not more than sixty (60) days prior to any such Anniversary Date, that this Agreement shall terminate at the end of thirty-six (36) months following such Anniversary Date. Prior to each notice period for non-renewal, the disinterested members of the Board of Directors of the Bank ("Board") will conduct a comprehensive performance evaluation and review of Executive for purposes of determining whether to extend the Agreement, and the results thereof shall be included in the minutes of the Board's meeting.

        (b) During the period of his employment hereunder, except for periods of absence occasioned by illness, reasonable vacation periods, and reasonable leaves of absence, Executive shall faithfully perform his duties hereunder including activities and services related to the organization, operation and management of the Bank.

3.      COMPENSATION AND REIMBURSEMENT

        (a) The compensation specified under this Agreement shall constitute the salary and benefits paid for the duties described in Section 2(b). The Bank shall pay Executive as compensation a salary of not less than $______________ per year ("Base Salary"). Such Base Salary shall be payable bi-weekly. During the period of this Agreement, Executive's Base Salary shall be reviewed at least annually; the first such review will be made no later than [January 31] of each year during the term of this Agreement and shall be effective from the first day of said month through the end of the calendar year. Such review shall be conducted by a Committee designated by the Board, and the Board may increase, but not decrease, Executive's Base Salary (any increase in Base Salary shall become the "Base Salary" for purposes of this Agreement). In addition to the Base Salary provided in this Section 3(a), the Bank shall provide Executive at no cost to Executive with all such other benefits as are provided uniformly to permanent full-time employees of the Bank.

        (b) The Bank will provide Executive with employee benefit plans, arrangements and perquisites substantially equivalent to those in which Executive was participating or otherwise deriving benefit from immediately prior to the beginning of the term of this Agreement, and the Bank will not, without Executive's prior written consent, make any changes in such plans, arrangements or perquisites which would adversely affect Executive's rights or benefits thereunder. Without limiting the generality of the foregoing provisions of this
Section 3(b), Executive will be entitled to participate in or receive benefits under any employee benefit plans including but not limited to, retirement plans, supplemental retirement plans, pension plans, profit-sharing plans, health-and-accident plans, medical coverage or any other employee benefit plan or arrangement made available by the Bank in the future to its senior executives and key management employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. Executive will be entitled to incentive compensation and bonuses as provided in any plan of the Bank in which Executive is eligible to participate (and he shall be entitled to a pro rata distribution under any incentive compensation or bonus plan as to any year in which a termination of employment occurs, other than Termination for Cause). Nothing paid to Executive under any such plan or arrangement will be deemed to be in lieu of other compensation to which Executive is entitled under this Agreement.

        (c) In addition to the Base Salary provided for by Paragraph (a) of this
Section 3, the Bank shall pay or reimburse Executive for all reasonable travel and other reasonable expenses incurred by Executive in performing his obligations under this Agreement and may provide such additional compensation in such form and such amounts as the Board may from time to time determine.

4.      OUTSIDE ACTIVITIES

        Executive may serve as a member of the board of directors of business, community and charitable organizations subject to the approval of the Board, provided that in each case such service shall not materially interfere with the performance of his duties under this Agreement or present any conflict of interest. Such service to and participation in outside organizations shall be presumed for these purposes to be for the benefit of the Bank, and the Bank shall reimburse Executive his reasonable expenses associated therewith.

5.      WORKING FACILITIES AND EXPENSES

        Executive's principal place of employment shall be at the Bank's principal executive offices. The Bank shall provide Executive, at his principal place of employment, with a private office, stenographic services and other support services and facilities suitable to his position with the Bank and necessary or appropriate in connection with the performance of his duties under this Agreement. The Bank shall provide Executive with an automobile suitable to the position of President and Chief Executive Officer of the Bank, and such automobile may be used by Executive in carrying out his duties under this Agreement and for his personal use such as commuting between his residence and his principal place of employment. The Bank shall reimburse Executive for the cost of maintenance, use and servicing of such automobile. The Bank shall reimburse Executive for his ordinary and necessary business expenses incurred in connection with the performance of his duties under this Agreement, including, without limitation, fees for memberships in such clubs and organizations that Executive and the Board mutually agree are necessary and appropriate to further the business of the Bank, and travel and reasonable entertainment expenses. Reimbursement of such expenses shall be made upon presentation to the Bank of an itemized account of the expenses in such form as the Bank may reasonably require.

6.      PAYMENTS TO EXECUTIVE UPON AN EVENT OF TERMINATION

        The provisions of this Section 6 shall in all respects be subject to the terms and conditions stated in Sections 9 and 17.

        (a) The provisions of this Section 6 shall apply upon the occurrence of an Event of Termination (as herein defined) during Executive's term of employment under this Agreement. As used in this Agreement, an "Event of Termination" shall mean and include any one or more of the following:

        (i) the termination by the Bank or the Company of Executive's full-time employment hereunder for any reason other than (A) Disability or Retirement, as defined in Section 7 below, or (B) Termination for Cause as defined in Section 8 hereof; or

        (ii)    Executive's resignation from the Bank's employ, upon any

                (A) failure to elect or reelect or to appoint or reappoint
                    Executive as President and Chief Executive Officer,

                (B) material change in Executive's function, duties, or
                    responsibilities, which change would cause Executive's position to become one of lesser responsibility, importance, or scope from the position and attributes thereof described in Section 1, above,

                (C) liquidation or dissolution of the Bank or Company other than liquidations or dissolutions that are caused by reorganizations that do not affect the status of Executive, or

                (D) material breach of this Agreement by the Bank.

Upon the occurrence of any event described in clauses (ii) (A), (B), (C)or (D), above, Executive shall have the right to elect to terminate his employment under this Agreement by resignation upon sixty (60) days prior written notice given within a reasonable period of time not to exceed four calendar months after the initial event giving rise to said right to elect. Notwithstanding the preceding sentence, in the event of a continuing breach of this Agreement by the Bank, Executive, after giving due notice within the prescribed time frame of an initial event specified above, shall not waive any of his rights solely under this Agreement and this Section 6 by virtue of the fact that Executive has submitted his resignation but has remained in the employment of the Bank and is engaged in good faith discussions to resolve any occurrence of an event described in clauses (A), (B), (C) or (D) above.

        (iii) Executive's involuntary termination by the Bank or voluntary resignation from the Bank's employ on the effective date of, or at any time following, a Change in Control during the term of this Agreement. For these purposes, a Change in Control of the Bank or the Company shall mean a change in control of a nature that: (i) would be required to be reported in response to Item
                5.01 of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or (ii) results in a Change in Control of the Bank or the Company within the meaning of the Home Owners' Loan Act, as amended, and applicable rules and regulations promulgated thereunder (collectively, the "HOLA") as in effect at the time of the Change in Control; or
                (iii) without limitation such a Change in Control shall be deemed to have occurred at such time as (a) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of Company's outstanding securities, except for any securities purchased by the Bank's employee stock ownership plan or trust; or (b) individuals who constitute the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, PROVIDED that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company's stockholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (b), considered as though he were a member of the Incumbent Board; or (c) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Company or similar transaction in which the Bank or Company is not the surviving institution occurs or is effected; or (d) a proxy statement soliciting proxies from stockholders of the Company, by someone other than the current management of the Company is distributed, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to the plan are to be exchanged for or converted into cash or property or securities not issued by the Company; or (e) a tender offer is made for 25% or more of the voting securities of the Company and the shareholders owning beneficially or of record 25% or more of the outstanding securities of the

                Company have tendered or offered to sell their shares pursuant to such tender offer and such tendered shares have been accepted by the tender offeror. Notwithstanding anything in this subsection to the contrary, a Change in Control shall not be deemed to have occurred upon the conversion of the Company's mutual holding company parent to stock form, or in connection with any reorganization used to effect such a conversion.

        (b) Upon the occurrence of an Event of Termination, as defined in
Section 6(a)(i), (ii) or (iii), on the Date of Termination, as defined in
Section 9(b), the Bank shall pay Executive, or, in the event of his subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be, as severance pay or liquidated damages, or both, a sum equal to three (3) times the sum of (i) Base Salary and (ii) the highest rate of bonus awarded to Executive during the prior three years. At the election of Executive, which election is to be made on an annual basis during the month of January, and which election is irrevocable for the year in which made and upon the occurrence of an Event of Termination, any payments shall be made in a lump sum, or paid bi-weekly during the remaining term of this Agreement following Executive's termination. In the event that no election is made, payment to Executive will be made on a bi-weekly basis during the remaining term of this Agreement. Such payments shall not be reduced in the event Executive obtains other employment following termination of employment.

        (c) Upon the occurrence of an Event of Termination, the Bank will cause to be continued life, medical, dental and disability coverage substantially identical to the coverage maintained by the Bank for Executive prior to his termination. Such coverage shall continue for thirty-six (36) months from the Date of Termination.

        (d) Upon the occurrence of an Event of Termination, Executive will immediately vest in any outstanding unvested stock options or shares of restricted stock of the Company that have been awarded to him.

        (e) Upon the occurrence of an Event of Termination, within 60 days (or within such shorter period to the extent that information can be reasonably be obtained) following his termination of employment with the Bank, a lump sum payment in an amount equal to the present value of the Bank's contributions that would have been made on his behalf under each of the Bank's (i) 401(k) Plan,
(ii) money purchase pension plan, and (iii) employee stock ownership plan (and any other defined contribution plan maintained by the Bank) if he had continued working for the Bank for a thirty-six (36) month period following his termination earning the Base Salary that would have been achieved during the remaining unexpired term of this Agreement (assuming, if a Change in Control has occurred, that the annual Base Salary increases under Section 3(a) would apply and, additionally, that such payment would continue for the remaining unexpired term of this Agreement) and making the maximum amount of employee contributions permitted, if any, under such plan or plans, where such present values are to be determined using a discount rate of 6%.

        (f) Notwithstanding the preceding paragraphs of this Section, in the event that the aggregate payments or benefits to be made or afforded to Executive under said paragraphs (the "Termination Benefits") would be deemed to include an "excess parachute payment" under Section 280G of the Code or any successor thereto, then such Termination Benefits will be reduced to an amount (the "Non-Triggering Amount"), the value of which is one dollar ($1.00) less than an amount equal to the total amount of payments permissible under Section 280G of the Code or any successor thereto.

7.      TERMINATION UPON RETIREMENT, DISABILITY OR DEATH

        For purposes of this Agreement, termination by the Bank of Executive's employment based on "Retirement" shall mean termination of Executive's employment by the Board of Directors upon Executive's attainment of age 65, or such later date as determined by the Board of Directors of the Bank. Upon termination of Executive's employment because of Retirement, Executive shall be entitled to all benefits under any retirement plan of the Bank and other plans to which Executive is a party, but Executive shall not be entitled to the Termination Benefits specified in Section 6(b) through 6(e) hereof.

        In the event Executive is unable to perform his duties under this Agreement on a full-time basis for a period of six (6) consecutive months by reason of illness or other physical or mental disability, the Bank may terminate this Agreement, provided that the Bank shall continue to be obligated to pay Executive his Base Salary for the remaining term of the Agreement, or one year, whichever is the longer period of time, and provided further that any amounts actually paid to Executive pursuant to any disability insurance or other similar such program which the Bank has provided or may provide on behalf of its employees or pursuant to any workman's or social security disability program shall reduce the compensation to be paid to Executive pursuant to this paragraph.

        In the event of Executive's death during the term of the Agreement, his estate, legal representatives or named beneficiaries (as directed by Executive in writing) shall be paid Executive's Base Salary as defined in Paragraph 3(a) at the rate in effect at the time Executive's death for a period of one (1) year from the date of Executive's death, and the Bank will continue to provide medical, dental, family and other benefits normally provided for an Executive's family for one (1) year after Executive's death.

8.      TERMINATION FOR CAUSE

        The term "Termination for Cause" shall mean termination because of Executive's personal dishonesty, incompetence, willful misconduct, any breach of fiduciary duty involving personal profit, intentional or negligent failure to perform stated duties, willful violation of any law, rule, or regulation (other than minor traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement. In determining incompetence, the acts or omissions shall be measured against standards generally prevailing in the savings institutions industry. For purposes of this paragraph, no act or failure to act on the part of Executive shall be considered "willful" unless done, or omitted to be done, by Executive not in good faith and without reasonable belief that Executive's action or omission was in the best interest of the Bank. Notwithstanding the foregoing, Executive shall not be deemed to have been Terminated for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than three-fourths of the members of the Board at a meeting of the Board called and held for that purpose (after reasonable notice to Executive and an opportunity for him, together with counsel, to be heard before the Board), finding that in the good faith opinion of the Board, Executive was guilty of conduct justifying Termination for Cause and specifying the particulars thereof in detail. Executive shall not have the right to receive compensation or other benefits for any period after Termination for Cause. Any stock options granted to Executive under any stock option plan of the Bank, the Company or any subsidiary or affiliate thereof, shall become null and void effective upon Executive's receipt of Notice of Termination for Cause pursuant to Section 9 hereof, and shall not be exercisable by Executive at any time subsequent to such Termination for Cause.

9.      NOTICE

        (a) Any purported termination by the Bank or by Executive shall be communicated by Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.

        (b) "Date of Termination" shall mean (A) if Executive's employment is terminated for Disability, thirty (30) days after a Notice of Termination is given (provided that he shall not have returned to the performance of his duties on a full-time basis during such thirty (30) day period), and (B) if his employment is terminated for any other reason, the date specified in the Notice of Termination (which, in the case of a Termination for Cause, shall not be less than thirty (30) days from the date such Notice of Termination is given).

        (c) If, within thirty (30) days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, except upon the voluntary termination by Executive in which case the Date of Termination shall be the date specified in the Notice, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding arbitration award, or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal having expired and no appeal having been perfected) and provided further that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence. Notwithstanding the pendency of any such dispute, the Bank will continue to pay Executive his full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, Base Salary) and continue Executive as a participant in all compensation, benefit and insurance plans in which he was participating when the notice of dispute was given, until the dispute is finally resolved in accordance with this Agreement, provided such dispute is resolved within the term of this Agreement. If such dispute is not resolved within the term of the Agreement, the Bank shall not be obligated, upon final resolution of such dispute, to pay Executive compensation and other payments accruing beyond the term of the Agreement. Amounts paid under this Section shall be offset against or reduce any other amounts due under this Agreement.

10.     POST-TERMINATION OBLIGATIONS

        (a) All payments and benefits to Executive under this Agreement shall be subject to Executive's compliance with paragraph (b) of this Section during the term of this Agreement and for one (1) full year after the expiration or termination hereof.

        (b) Executive shall, upon reasonable notice, furnish such information and assistance to the Bank as may reasonably be required by the Bank in connection with any litigation in which it or any of its subsidiaries or affiliates is, or may become, a party.

11.     NON-COMPETITION

        (a) Upon any termination of Executive's employment hereunder, other than a termination, (whether voluntary or involuntary) in connection with a Change in Control, as a result of which the Bank is paying Executive benefits under
Section 6 of this Agreement, Executive agrees not to compete with the Bank and/or the Company for a period of one (1) year following such termination within twenty-five (25) miles of any existing branch of the Bank or any subsidiary of the Company or within twenty-five (25) miles of any office for which the Bank, the Company or a Bank subsidiary of the Company has filed an application for regulatory approval to establish an office, determined as of the effective date of such termination, except as agreed to pursuant to a resolution duly adopted by the Board. Executive agrees that during such period and within said area, cities, towns and counties, Executive shall not work for or advise, consult or otherwise serve with, directly or indirectly, any entity whose business materially competes with the depository, lending or other business activities of the Bank and/or the Company. The parties hereto, recognizing that irreparable injury will result to the Bank and/or the Company, its business and property in the event of Executive's breach of this Subsection 11(a) agree that in the event of any such breach by Executive, the Bank and/or the Company will be entitled, in addition to any other remedies and damages available, to an injunction to restrain the violation hereof by Executive, Executive's partners, agents, servants, employers, employees and all persons acting for or with Executive. Executive represents and admits that Executive's experience and capabilities are such that Executive can obtain employment in a business engaged in other lines and/or of a different nature than the Bank and/or the Company, and that the enforcement of a remedy by way of injunction will not prevent Executive from earning a livelihood. Nothing herein will be construed as prohibiting the Bank and/or the Company from pursuing any other remedies available to the Bank and/or the Company for such breach or threatened breach, including the recovery of damages from Executive.

        (b) Executive recognizes and acknowledges that the knowledge of the business activities and plans for business activities of the Bank and affiliates thereof, as it may exist from time to time, is a valuable, special and unique asset of the business of the Bank. Executive will not, during or after the term of his employment, disclose any knowledge of the past, present, planned or considered business activities of the Bank or affiliates thereof to any person, firm, corporation, or other entity for any reason or purpose whatsoever (except for such disclosure as may be required to be provided to any federal banking agency with jurisdiction over the Bank or Executive). Notwithstanding the foregoing, Executive may disclose any knowledge of banking, financial and/or economic principles, concepts or ideas which are not solely and exclusively derived from the business plans and activities of the Bank, and Executive may disclose any information regarding the Bank or the Company which is otherwise publicly available. In the event of a breach or threatened breach by Executive of the provisions of this Section, the Bank will be entitled to an injunction restraining Executive from disclosing, in whole or in part, the knowledge of the past, present, planned or considered business activities of the Bank or affiliates thereof, or from rendering any services to any person, firm, corporation, other entity to whom such knowledge, in whole or in part, has been disclosed or is threatened to be disclosed. Nothing herein will be construed as prohibiting the Bank from pursuing any other remedies available to the Bank for such breach or threatened breach, including the recovery of damages from Executive.

12.     SOURCE OF PAYMENTS

        (a) All payments provided in this Agreement shall be timely paid in cash or check from the general funds of the Bank. The Company, however, guarantees payment and provision of all amounts and benefits due hereunder to Executive and, if such amounts and benefits due from the Bank are not timely paid or provided by the Bank, such amounts and benefits shall be paid or provided by the Company.

        (b) Notwithstanding any provision herein to the contrary, to the extent that payments and benefits, as provided by this Agreement, are paid to or received by Executive under an Employment Agreement with the Company, if any, such compensation payments and benefits paid the Company will be subtracted from any amounts due simultaneously to Executive under similar provisions of this Agreement. Payments pursuant to this Agreement and a Company Employment Agreement, if any, shall be allocated in proportion to the level of activity and the time expended on such activities by Executive as determined by the Company and the Bank on a quarterly basis.

13.     NO EFFECT ON EMPLOYEE BENEFITS PLANS OR PROGRAMS

        The termination of Executive's employment during the term of this Agreement or thereafter, whether by the Company or by Executive, shall have no effect on the vested rights of Executive under the Company's or the Bank's qualified or non-qualified retirement, pension, savings, thrift, profit-sharing or stock bonus plans, group life, health (including hospitalization, medical and major medical), dental, accident and long term disability insurance plans or other employee benefit plans or programs, or compensation plans or programs in which Executive was a participant.

14.     REQUIRED REGULATORY PROVISIONS

        (a) The Bank may terminate Executive's employment at any time. Executive shall not have the right to receive compensation or other benefits for any period after Termination for Cause as defined in Section 8 hereinabove.

        (b) If Executive is suspended from office and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under
Section 8(e)(3) (12 USC ss.1818(e)(3)) or 8(g) (12 USC ss.1818(g)) of the
Federal Deposit Insurance Act ("FDIA"), as amended by the Financial Institutions Reform, Recovery and Enforcement Act of

1989, the Bank's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion (i) pay Executive all or part of the compensation withheld while their contract obligations were suspended and (ii) reinstate (in whole or in part) any of the obligations which were suspended.

        (c) If Executive is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under
Section 8(e) (12 USC ss.1818(e)) or 8(g) (12 USC ss.1818(g)) of FDIA, all obligations of the Bank under this Agreement shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

        (d) If the Bank is in default as defined in Section 3(x) (12 USC ss.1813(x)(1)) of FDIA, all obligations of the Bank under this Agreement shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the contracting parties.

        (e) All obligations of the Bank under this Agreement shall be terminated, except to the extent determined that continuation of this Agreement is necessary for the continued operation of the Bank, (i) by the Federal Deposit Insurance Corporation ("FDIC"), at the time the FDIC enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in
Section 13(c) (12 USC ss.1823(c)) of FDIA; or (ii) when the Bank is determined by the FDIC to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.

        (f) Notwithstanding anything herein contained to the contrary, any payments to Executive by the Company, whether pursuant to this Agreement or otherwise, are subject to and conditioned upon their compliance with Section 18(k) of FDIA, 12 U.S.C. Section 1828(k), and the regulations promulgated thereunder in 12 C.F.R. Part 359.

15.     NO ATTACHMENT

        (a) Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to affect any such action shall be null, void, and of no effect.

        (b) This Agreement shall be binding upon, and inure to the benefit of, Executive and the Bank and their respective successors and assigns.

16.     ENTIRE AGREEMENT; MODIFICATION AND WAIVER

        (a) This instrument contains the entire agreement of the parties relating to the subject matter hereof, and supercedes in its entirety any and all prior agreements, understandings or representations relating to the subject matter hereof, except that the parties acknowledge that this Agreement shall not impact any of the rights and obligations of the parties under any agreement or plan entered into with or by the Company pursuant to which the Executive may receive compensation or benefits except as set forth in Section 12(b) hereof. No modifications of this Agreement shall be valid unless made in writing and signed by the parties hereto.

        (b) This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

        (c) No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future as to any act other than that specifically waived.

17.     SEVERABILITY

        If, for any reason, any provision of this Agreement, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision not held so invalid, and each such other provision and part thereof shall to the full extent consistent with law continue in full force and effect.

18.     HEADINGS FOR REFERENCE ONLY

        The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

19.     GOVERNING LAW

        This Agreement shall be governed by the laws of the State of New York but only to the extent not superseded by federal law.

20.     ARBITRATION

        Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators, one of whom shall be selected by the Bank, one of whom shall be selected by Executive and the third of whom shall be selected by the other two arbitrators. The panel shall sit in a location within fifty (50) miles from the location of the Bank, in accordance with the rules of the Judicial Mediation and Arbitration Systems (JAMS) then in effect. Judgment may be entered on the arbitrators award in any court having jurisdiction; provided, however, that Executive shall be entitled to seek specific performance of his right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

21.     PAYMENT OF LEGAL FEES

        All reasonable legal fees paid or incurred by Executive pursuant to any dispute or question of interpretation relating to this Agreement shall be paid or reimbursed by the Bank, provided that the dispute or interpretation has been settled by Executive and the Bank or resolved in Executive's favor.

22.     INDEMNIFICATION

        During the term of this Agreement and for a period of six (6) years thereafter, the Bank shall provide Executive (including his heirs, executors and administrators) with coverage under a standard directors and officers liability insurance policy at its expense, and shall indemnify Executive (and his heirs, executors and administrators) to the fullest extent permitted under federal law against all expenses and liabilities reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his having been a director or officer of the Bank (whether or not he continues to be a director or officer at the time of incurring such expenses or liabilities), such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys fees and the cost of reasonable settlements (such settlements must be approved by the Board of Directors of the Bank). If such action, suit or proceeding is brought against Executive in his capacity as an officer or director of the Bank, however, such indemnification shall not extend to matters as to which Executive is finally adjudged to be liable for willful misconduct in the performance of his duties.

23.     SUCCESSOR TO THE ASSOCIATION

        The Bank shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of the Bank or the Company, expressly and unconditionally to assume and agree to perform the Bank's obligations under this Agreement, in the same manner and to the same extent that the Bank would be required to perform if no such succession or assignment had taken place.

SIGNATURES

        IN WITNESS WHEREOF, the Bank and the Company have caused this Agreement to be executed and their seals to be affixed hereunto by their duly authorized officers, and Executive has signed this Agreement, on the day and date first above written.

ATTEST:                            BROOKLYN FEDERAL SAVINGS BANK



____________________               By:_________________________________________
Secretary                             Name
                                      Title


ATTEST:                            BROOKLYN FEDERAL BANCORP, INC.



____________________               By:_________________________________________
Secretary                             Name
                                      Title


WITNESS:                           EXECUTIVE



____________________               By:_________________________________________
                                      Name
                                      President and Chief Executive Officer